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                                                               Exhibit 99.(J)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 22, 2005 for the ICON Asia-Pacific Region Fund, ICON Europe Fund and ICON International Equity Fund (collectively referred to as the ICON Foreign Funds), ICON Consumer Discretionary Fund, ICON Energy Fund, ICON Financial Fund, ICON Healthcare Fund, ICON Industrials Fund, ICON Information Technology Fund, ICON Leisure and Consumer Staples Fund, ICON Materials Fund and ICON Telecommunications and Utilities Fund (collectively the ICON Sector Funds) and November 28, 2005 for the ICON Bond Fund, ICON Core Equity, ICON Covered Call, ICON Equity Income and ICON Long/Short Fund (collectively the "ICON U.S. Diversified Funds) (hereinafter collectively referred to as the "Trust"), relating to the financial statements and financial highlights which appears in the September 30, 2005 Annual Report to Shareholders of the Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Denver, Colorado
January 30, 2006